UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2021

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per value	IOVA	The Nasdaq Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2021, Michael Swartzburg, the Vice President, Finance and interim Principal Accounting Officer of Iovance Biotherapeutics, Inc. (the “Company”), provided the Company with written notice that he has resigned from the Company. Mr. Swartzburg will continue to serve as the Vice President, Finance of the Company through March 19, 2021.

On March 11, 2021, the Company’s Board of Directors appointed Jean-Marc Bellemin, the Company’s current Chief Financial Officer, as the Company’s new Principal Accounting Officer.

Mr. Bellemin, 48, has served as Chief Financial Officer of the Company since December 2020. Mr. Bellemin served as Executive Vice President of Finance and Chief Financial Officer of Gritstone Oncology, Inc., from January 2018 to November 2020. Prior to Gritstone, from January 2008 to December 2017, Mr. Bellemin served as senior vice president, market access, business solutions and services of Actelion Pharmaceuticals US Inc., or Actelion, a biotechnology company, until Actelion was acquired by Johnson & Johnson in 2017. Prior to Actelion, Mr. Bellemin held several financial leadership roles at Guerbet Group. Mr. Bellemin received a university degree in economics, a master’s degree in finance from Université Paris Dauphine, a postgraduate degree in finance and accounting from Université Paris II Panthéon-Assas and an M.B.A. degree from the ESSEC Business School in Paris, France.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer